Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Lucas Energy, Inc.
Houston, Texas

We have audited the accompanying statements of revenues and direct operating expenses of the Nordic Acquisition Properties for the years ended September 30, 2011 and 2010.   These financial statements are the responsibility of Lucas Energy, Inc.’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Nordic Acquisition Properties described in Note 1 for the years ended September 30, 2011 and 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements reflect the revenues and direct operating expenses of the Nordic Acquisition Properties described in Note 1 and are not intended to be a complete presentation of the financial position, results of operations, or cash flows of the Nordic Acquisition Properties.

Hein & Associates LLP
Houston, Texas
February 3, 2012

NORDIC ACQUISITION PROPERTIES
STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

Year Ended September 30	2011	2010

Oil and Gas Revenues	$1,613,313	$810,876

Direct Operating Expenses	866,173	366,026

Excess of Revenues Over Direct Operating Expenses	$747,140	$444,850

The accompanying notes are an integral part of these financial statements.

Notes to Statements of Revenues and Direct Operating Expenses

NOTE 1 – PROPERTIES AND BASIS OF PRESENTATION

The accompanying statements represent the interests in the revenues and direct operating expenses of the oil and natural gas producing properties acquired by Lucas Energy, Inc. (the Company) from Nordic Oil USA I, LLLP on November 18, 2011. The Company paid $22.0 million for the properties. The properties are referred to herein as the "Nordic Acquisition Properties", are located in Gonzales, Wilson and Karnes Counties, Texas and were previously and continue to be operated by the Company.

The statements of revenues and direct operating expenses have been derived from the Company’s historical financial records and prepared on the accrual basis of accounting. Revenues and direct operating expenses relate to the historical net revenue interests and net working interests in the Nordic Acquisition Properties. Crude oil and natural gas revenues are recognized on the sales method when production is sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and if collectability of the revenue is probable. Revenues are reported net of overriding and other royalties due to third parties. Direct operating expenses include lease operating expenses, production and ad valorem taxes, and all other direct operating costs associated with the properties. Direct operating expenses include $12,400 and $5,400 of insurance costs allocated by the Company for the years ended September 30, 2011 and 2010, respectively. Direct operating expenses do not include corporate overhead, interest expense and income taxes.

The statements of revenues and direct operating expenses are not indicative of the financial condition or results of operations of the Nordic Acquisition Properties going forward due to the omission of various operating expenses. During the years presented, the Nordic Acquisition Properties were not accounted for by the Company as a separate business unit. As such, certain costs, such as depreciation, depletion and amortization, accretion of asset retirement obligations, general and administrative expenses and interest expense were not allocated to the Nordic Acquisition Properties.

NOTE 2 – OMITTED FINANCIAL INFORMATION

Historical financial statements reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America are not presented as such information is not available on a property-by-property basis, nor is it practicable to obtain such information in these circumstances. Historically, no allocation of general and administrative, interest expense, corporate taxes, accretion of asset retirement obligations, and depreciation, depletion and amortization was made to the Nordic Acquisition Properties. Accordingly, the statements of revenues and direct operating expenses are presented in lieu of the financial statements required under Rule 3-01 and Rule 3-02 of the Securities and Exchange Commission's Regulation S-X.

NOTE 3 - UNAUDITED SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION

Except as noted within the context of each disclosure, the dollar amounts presented in the tabular data herein are stated in dollars.

Oil and Gas Reserve Information

The following tables summarize the net ownership interests in estimated quantities of proved and proved developed crude oil reserves in barrels of the Nordic Acquisition Properties for the years indicated, estimated by the Company, and the related summary of changes in estimated quantities of net remaining proved reserves during the periods indicated.

Year Ended September 30, 2010:
Proved Reserves
Beginning Balance	-
Extensions	467,055
Revisions	-
Production	(11,135)

Ending Balance	455,920

Proved Developed Reserves, September 30, 2010	25,567

Proved Undeveloped Reserves, September 30, 2010	430,353

Year Ended September 30, 2011:
Proved Reserves
Beginning Balance	455,920
Extensions	1,188,441
Revisions	(432,334)
Production	(18,277)

Ending Balance	1,193,750

Proved Developed Reserves, September 30, 2011	35,518

Proved Undeveloped Reserves, September 30, 2011	1,158,232

           Proved reserves are estimated quantities of oil and natural gas which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions (i.e., prices and costs) existing at the time the estimate is made. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells and equipment in place and under operating methods being utilized at the time the estimates were made.

           In 2010, there was a total of 467,055 barrels of additions from extensions and discoveries as a result of drilling and field delineation activities.   In 2011, there was a total of 1,188,411 barrels of additions from extensions and discoveries as a result of drilling and field delineation activities.

           In 2011, certain PUD locations were revised off of the reserve report due to the change in location and type of drilling (moving towards horizontal) planned.   These revisions resulted in a reduction of 432,334 barrels.

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Crude Oil and Natural Gas Reserves.

The following tables set forth the computation of the standardized measure of discounted future net cash flows (the "Standardized Measure") relating to proved reserves and the changes in such cash flows of the Nordic Acquisition Properties in accordance with the Financial Accounting Standards Board's ("FASB") authoritative guidance related to disclosures about oil and gas producing activities. The Standardized Measure is the estimated net future cash inflows from proved reserves less estimated future production and development costs, estimated plugging and abandonment costs, estimated future income taxes (if applicable) and a discount factor. Production costs do not include depreciation, depletion and amortization of capitalized acquisitions, exploration and development costs. Future cash inflows represent expected revenues from production of period-end quantities of proved reserves based on the unweighted average of first-day-of-the-month commodity prices for the year and any fixed and determinable future price changes provided by contractual arrangements in existence at period end.

Price changes based on inflation, federal regulatory changes and supply and demand are not considered. Estimated future production costs related to period-end reserves are based on period-end costs. Such costs include, but are not limited to, production taxes and direct operating costs. Inflation and other anticipatory costs are not considered until the actual cost change takes effect. In accordance with the FASB's authoritative guidance, a discount rate of 10% is applied to the annual future net cash flows.

In calculating the Standardized Measure, future net cash inflows were estimated by using the unweighted average of first-day-of-the-month oil and gas prices for the period with the estimated future production of period-end proved reserves and assume continuation of existing economic conditions. These prices were $88.40 per barrel of crude oil at September 30, 2011 and $73.46 per barrel of crude oil at September 30, 2010. The index prices have been adjusted for historical average location and quality differentials. Future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs resulting in net cash flow before tax. Future Federal income tax expense was not considered as the Nordic Acquisition Properties are not tax-paying entities for Federal income tax purposes. Provisions for future obligations under the Texas gross margin tax were computed.

The Standardized Measure is not intended to be representative of the fair market value of the proved reserves. The calculations of revenues and costs do not necessarily represent the amounts to be received or expended. Accordingly, the estimates of future net cash flows from proved reserves and the present value thereof may not be materially correct when judged against actual subsequent results. Further, since prices and costs do not remain static, and no price or cost changes have been considered, and future production and development costs are estimates to be incurred in developing and producing the estimated proved oil and gas reserves, the results are not necessarily indicative of the fair market value of estimated proved reserves, and the results may not be comparable to estimates disclosed by other oil and gas producers.

	At September 30,
	2011	2010
Future cash inflows	$105,527,190	$33,491,740
Future production costs	(19,155,390)	(4,619,550)
Future development and abandonment costs	(29,265,000)	(3,290,000)
Future income taxes (1)	(738,690)	(234,442)
Future net cash flows	56,368,110	25,347,748
Discount to present value at 10% annual rate	(34,038,220)	(6,405,395)
Standardized measure of discounted future net
cash flows relating to proved oil and gas
reserves	$22,329,890	$18,942,353

(1)
Does not include the effects of Federal income taxes on future revenues because as of September 30, 2011 and 2010, the properties were part of a limited liability partnership not subject to entity-level taxation. Accordingly, no provision for federal or state corporate income taxes has been provided because taxable income was passed through to the partnership’s equity members. Following the acquisition, the properties will be part of the Company and subject to U.S. federal and state income taxes. If the Company was subject to entity-level taxation, the unaudited pro forma future income tax expense at September 30, 2011 and 2010 would have been $11,766,000, and $1,243,000, respectively. The unaudited pro forma Standardized Measure at September 30, 2011 and 2010 would have been $17,539,000 and $17,857,000, respectively.

Changes in the Standardized Measure are as follows:

	Years Ended September 30,
	2011	2010
Standardized measure, beginning of year	$18,942,353	$-
Net changes in prices and production costs	(210,812)	-
Extensions, discoveries, additions and improved recovery	22,256,817	19,558,800
Changes in estimated future development costs	-	-
Development costs incurred	-	-
Revisions of previous quantity estimates	(18,125,772)	-
Accretion of discount	1,911,395	-
Net change in income taxes	(209,243)	(171,597)
Purchases of reserves in place	-	-
Crude oil and natural gas revenue	(747,140)	(444,850)
Change in timing and other	(1,487,708)	-
Standardized measure, end of year	$22,329,890	$18,942,353

LUCAS ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma condensed financial statements of Lucas Energy, Inc. (the Company) reflect the unaudited and audited historical results of the Company on a pro forma basis to give effect to the "Nordic Properties Acquisition” which is described below. See Note 1 in the accompanying statements of revenues and direct operating expenses.

The unaudited pro forma statements of operations for the year ended March 31, 2011 and the six months ended September 30, 2011 were prepared as if the Nordic Properties Acquisition had occurred on April 1, 2010. The unaudited pro forma balance sheet as of September 30, 2011 was prepared as if the Nordic Properties Acquisition had occurred on September 30, 2011.

We believe that the assumptions used to prepare the unaudited pro forma financial statements provide a reasonable basis for presenting the significant effects directly attributable to the transaction. The following unaudited pro forma financial statements do not purport to represent what our results of operations or financial condition would have been if the transaction had occurred on the dates assumed and should be read in conjunction with our historical condensed consolidated financial statements and the notes to those financial statements and the accompanying statements of revenues and direct operating expenses for the Nordic Properties Acquisition included elsewhere in this filing. The unaudited pro forma financial statements below are also not indicative of our financial condition or results of operations going forward due to both changes in the business and the omission of various operating expenses. Production and reserves, as well as costs and expenses, associated with the acquired properties may differ significantly from those characteristics when such properties became owned and operated by us. During the periods presented, the acquired properties were not accounted for as separate business units. As such, certain costs, such as depreciation, depletion and amortization, accretion of asset retirement obligations, general and administrative expense and interest expense were not allocated to the acquired properties.

On October 13, 2011, we entered into a purchase and sale agreement with Nordic Oil USA I, LP (“Nordic 1”), whereby effective July 1, 2011, the Company purchased all of Nordic 1’s right, title and interest in certain oil, gas and mineral leases located in Gonzales, Karnes and Wilson Counties, Texas. Pursuant to the agreement, the closing of the Nordic 1 transaction was deferred until the transaction was ratified by Nordic 1's shareholders.   The Company was informed by Nordic 1 that its shareholders had ratified the transaction and the transaction officially closed on November 18, 2011.

LUCAS ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
September 30, 2011
(Unaudited)
	Lucas Energy,	Nordic Acquisition
	Inc.	Properties	Pro Forma
ASSETS
Current Assets
Cash	$1,480,049	$-	$1,480,049
Accounts Receivable	684,603	-	684,603
Inventories	66,268	-	66,268
Other Current Assets	115,136	-	115,136
Total	2,346,056	-	2,346,056

Property, Plant and Equipment, Net	25,716,693	22,181,900	47,898,593
Deposit for Acquisition of Oil and Gas Properties	500,000	-	500,000
Other Assets	97,612	-	97,612

Total Assets	$28,660,361	$22,181,900	$50,842,261

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Note Payable	$-	$22,000,000	$22,000,000
Accounts Payable	2,239,831	-	2,239,831
Common Stock Payable	57,082	-	57,082
Accrued Expenses	560,784	-	560,784
Current Portion of Long-Term Debt	32,944	-	32,944
Total	2,890,641	22,000,000	24,890,641

Asset Retirement Obligation	428,012	181,900	609,912
Notes Payable, net of current portion	40,420	-	40,420

Stockholders' Equity
Common Stock	19,538.00	-	19,538.00
Additional Paid in Capital	35,617,298	-	35,617,298
Accumulated Deficit	(10,286,389)	-	(10,286,389)
Common Stock Held in Treasury,at Cost	(49,159)	-	(49,159)
Total Stockholders' Equity	25,301,288	-	25,301,288

Total Liabilities and Stockholders' Equity	$28,660,361	$22,181,900	$50,842,261

See notes to unaudited pro forma condensed financial statements.

LUCAS ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
Six Months Ended September 30, 2011
(Unaudited)
	Lucas Energy,	Nordic Acquisition
	Inc.	Properties	Pro Forma
Net Operating Revenues	$2,199,889	$724,484	$2,924,373
Operating Expenses
Lease Operating Expenses	1,634,769	466,537	2,101,306
Severance and Property Taxes	119,524	57,043	176,567
Depreciation, Depletion, Amortization
and Accretion	698,866	248,800	947,666
General and Administrative	2,431,377	-	2,431,377
Total	4,884,536	772,380	5,656,916
Operating Loss	(2,684,647)	(47,896)	(2,732,543)
Other Income (Expense), Net	(291,709)	-	(291,709)
Interest Expense	(5,842)	(660,000)	(665,842)
Loss Before Income Taxes	(2,982,198)	(707,896)	(3,690,094)
Income Tax Provision	-	-	-
Net Loss	$(2,982,198)	$(707,896)	$(3,690,094)

Net Loss Per Share
Basic and Diluted	$(0.17)	$(0.04)	$(0.21)
Average Number of Common Shares
Basic and Diluted	17,780,193	17,780,193	17,780,193

See notes to unaudited pro forma condensed financial statements.

LUCAS ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
Year Ended March 31, 2011
(Unaudited)
	Lucas Energy,	Nordic Acquisition
	Inc.	Properties	Pro Forma
Net Operating Revenues	$3,022,085	$1,079,932	$4,102,017
Operating Expenses
Lease Operating Expenses	1,700,576	525,661	2,226,237
Severance and Property Taxes	202,709	49,601	252,310
Depreciation, Depletion, Amortization
and Accretion	1,291,581	433,600	1,725,181
General and Administrative	4,064,001	-	4,064,001
Total	7,258,867	1,008,862	8,267,729
Operating Income (Loss)	(4,236,782)	71,070	(4,165,712)
Other Income (Expense), Net	(21,356)	-	(21,356)
Interest Expense	(262,144)	(1,320,000)	(1,582,144)
Loss Before Income Taxes	(4,520,282)	(1,248,930)	(5,769,212)
Income Tax Provision	-	-	-
Net Loss	$(4,520,282)	$(1,248,930)	$(5,769,212)

Net Loss Per Share
Basic and Diluted	$(0.31)	$(0.09)	$(0.40)
Average Number of Common Shares
Basic and Diluted	14,378,705	14,378,705	14,378,705

See notes to unaudited pro forma condensed financial statements.

LUCAS ENERGY, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

Note 1—Basis of Presentation

The historical financial information is derived from the historical condensed consolidated financial statements of Lucas Energy, Inc. and the historical statements of revenue and direct operating expenses of the Nordic Acquisition Properties. The unaudited pro forma condensed financial information has been prepared by applying pro forma adjustments to the historical audited and unaudited financial statements of Lucas Energy, Inc. The pro forma adjustments have been prepared as if the acquisition of the Nordic Acquisition Properties had taken place on September 30, 2011, in the case of the pro forma balance sheet as of September 30, 2011, or as of April 1, 2010, in the case of the pro forma statements of operations for the six months ended September 30, 2011 and the year ended March 31, 2011.

Note 2—Pro Forma Adjustments and Assumptions

The pro forma adjustments and assumptions reflect our purchase of the Nordic Acquisition Properties for a fair value determination of $22.0 million. We agreed to pay $22.0 million in the form of a senior promissory note due on November 18, 2012 and bearing interest at 6% per annum.

Also reflected is depreciation, depletion and amortization expense and accretion expense based on the fair value determination and our closing date oil and gas reserve estimates as well as interest expense on the $22.0 million note at 6% beginning April 1, 2010 and an increase in asset retirement obligation as of September 30, 2011.

Note 3—Pro Forma Net Loss Per Share

Pro forma net loss per common share is determined by dividing the pro forma net loss by the weighted average number of common shares expected to be outstanding. All shares were assumed to have been outstanding since April 1, 2010.